EXHIBIT 10.5
FORM OF OPTION AGREEMENT UNDER 2005
STOCK OPTION PLAN
KUHLMAN COMPANY, INC.
STOCK OPTION AGREEMENT
     This Stock Option Agreement, made effective as of XXXXXX (the “Effective Date”), is by and between Kuhlman Company, Inc. (the “Company”), and XXXXXXXXX, an employee of the Company (the “Optionee”). The Company has agreed to execute and deliver this Stock Option Agreement in connection with the Optionee’s services for the Company.
     Now, Therefore, the parties hereto agree as follows:
     1. Grant of Option. The Company hereby grants to Optionee the right and option, hereinafter called the “Option,” to purchase all or any part of an aggregate of XXXXXXXXX (XXX,XXX) shares (the “Shares”) of the Company’s common stock (the “Common Stock”), subject to the terms and conditions herein set forth.
     2. Purchase Price. The purchase price for the Shares covered by the Option shall be XXXX dollar and XXXXXXX/100 Dollars ($X.XX) per Share.
     3. Exercise and Vesting of Option. Subject to Section 1 above, XXX% of the Shares shall vest...
     4. Term of Option. Except as otherwise provided in this Agreement, the Option shall be exercisable for ten (10) years from the date of this Agreement; provided, however, that in the event Optionee ceases to serve as an employee of the Company, Optionee or his or her legal representative shall have three months from the date of such termination to exercise any part of the Option that has vested under Section 3 above. Upon the expiration of such three-month period, or, if earlier, upon the expiration of the Option as set forth above, the Option shall terminate and become null and void.
     5. Method of Exercising Option. Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice to the Company. Such notice shall state the election to exercise the Option and the number of Shares in respect of which it is being exercised, and shall be signed by the person or persons so exercising the Option. Such notice shall either: (a) be accompanied by payment of the full purchase price of such Shares, in which event the Company shall deliver one or more certificates representing such Shares as soon as practicable after the notice shall be received; or (b) fix a date not less than five nor more than ten business days from the date such notice shall be received by the Company for the payment of the full purchase price of such Shares against delivery of a certificate or certificates representing such Shares. Payment of such purchase price may take the form of cash, shares of stock of the Company, the total market value of which equals the total purchase price, or any combination of cash and shares of the Company, the total market value of which equals the total purchase price. Any such notice shall be deemed given when received by the Company at its principal place of business. All Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable.
     6. Rights of Option Holder. Optionee, solely by virtue of being the holder of the Option, shall not have any of the rights of a stockholder with respect to the Shares covered by the Option except to the extent that one or more certificates for such Shares shall be delivered to him or her upon the due exercise of all or any part of the Option.
     7. Non-Transferability. The Option shall not be transferable and the Company shall not be required to recognize any attempted assignment of such rights by any participant except: (i) in the event of the Optionee’s death, by will or the laws of descent and distribution to the limited extent provided in this Agreement; (ii) or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code; or (iii) pursuant to Title I of the Employee Retirement Income Security Act, or the rules thereunder (if applicable). Notwithstanding the preceding sentence, the Option may be transferred by the holder thereof to family members, trusts or charities. During the Optionee’s lifetime, the Option may be exercised only by him or her, by his or her guardian or legal representative or by the transferees permitted by the preceding sentence. Except as set forth above, the Option may not be assigned, transferred, pledged or hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment, or similar process upon the Option shall be null and void and without effect.

     8. Breach of Confidentiality, Assignment of Inventions, or Non-Compete Agreements. Notwithstanding anything in the Kuhlman Company, Inc. 2005 Stock Option Plan (the “Option Plan”) to the contrary, in the event that a participant materially breaches the terms of any confidentiality, assignment-of-inventions, or non-compete agreement (or covenant) entered into with the Company or any parent or subsidiary of the Company, whether such breach occurs before or after termination of such participant’s employment or other service with the Company or any subsidiary, the Company in its sole discretion may immediately terminate all rights of the participant under the Option Plan and any agreements evidencing an Incentive then held by the participant without notice of any kind.
     9. General. The Option is issued under the Option Plan. The Company shall at all times during the term of the Option keep available such number of Shares as will be sufficient to satisfy the requirements of this Agreement.
     In Witness Whereof, the undersigned have executed this Agreement as of the date first written above.

KUHLMAN COMPANY, INC.:

By

Its

OPTIONEE:

XXXXXX